CONTACTS:             Mark Sauder - Chief Financial Officer
                      (602) 852-6600
                      Investor Relations - Ugly Duckling Corporation
                      Investor-relations@uglyduckling.com


                UGLY DUCKLING REPORTS FIRST QUARTER 2002 RESULTS


PHOENIX - May 15, 2002 - Ugly Duckling Corporation, the largest used car sales company focused exclusively on the sub-prime market, today reported its first quarter financial results for 2002.

The Company reported revenues of $175.1 million and net earnings of $1.4 million for the three months ended March 31, 2002, compared with revenues of $164.0 and net earnings of $1.8 million for the three months ended March 31, 2001. The increase in revenues was primarily due to a higher unit sales volume in the first quarter of 2002 combined with an increased average vehicle sales price. In the first quarter of 2002, the Company sold 15,300 units at an average sales price of $9,296 per vehicle, up from 14,851 units at an average sales price of $8,766 in the first quarter of 2001.

Through the Company's analysis of the primary factors that influence loan performance, we determined that a higher cost and better quality vehicle positively affects the gross loan loss rate across all credit grades. We made a decision to upgrade the quality of our vehicle inventory throughout 2001 and have continued to increase the quality of our vehicles in the first quarter of 2002. As a result, the average sales price increased 6.0% and the cost of a vehicle increased 10.6% compared to the first quarter of 2001. The Company has generally maintained a consistent net profit margin, thereby passing the benefit of the more expensive car on to the customer.

The principal balance of the Company's loan portfolio is $544 million at March 31, 2002, up from $515 million at December 31, 2001. Loan originations for the first quarter of 2002 totaled $140 million compared to originations of $126 million in the first quarter of 2001. Net interest income, consisting of interest income net of portfolio interest expense, increased to $26.7 million for the three months ended March 31, 2002, compared to $25.3 million for the three months ended March 31, 2001. The increase in net interest income was primarily the result of lower borrowing costs associated with the decline in LIBOR and lower rates on the "A" bonds in our most recent securitizations. The Provision for Credit Losses increased to $45.4 million or 32.3% of the total amount financed for the quarter ended March 31, 2002, up from $39.0 million or 31.0% of the total amount financed for the quarter ended March 31, 2001. Company policy is to maintain an Allowance for Credit Losses for all loans in its portfolio to cover estimated net charge-offs for the next 12 months. The Company began to improve the underlying credit quality mix of its originations due to improved credit standards and the introduction of loan grading in 2001. As a result, 2001 and 2002 originations are performing better to date than loans originated in prior periods. Offsetting these improvements are the effects of the recession and the performance of loans originated prior to 2001 that do not have the benefit of the new higher credit standards and are emerging at loss levels higher than previously estimated. The Allowance as a percentage of loan principal was 19.8% at March 31, 2002 and December 31, 2001.

Operating expenses decreased to $35.5 million or 20.3% of total revenues in the first quarter of 2002, down from $37.5 million or 22.8% of total revenues in the first quarter of 2001. The decrease in operating expenses in 2002 was primarily due to numerous cost savings initiatives taken during 2001, including consolidating collection and loan servicing centers by closing two of our four centralized facilities and completing a reduction in work force of primarily corporate staff in the fourth quarter of 2001. In January of 2002, we incurred a $0.8 million charge related to a second reduction in work force to save an additional $1.7 million per annum in salary, wages and benefits.

Greg Sullivan, President and Chief Executive Officer stated, "We are pleased with the Company's return to profitability in the first quarter of this year. Sales were stronger than expected during the first three months and our loan portfolio experienced a significant improvement in delinquencies with accounts greater than 30 days delinquent falling from 9.3% down to 5.7% at the end of the quarter, a 39% improvement. The higher credit standards and improved credit mix of loans originated since the implementation of loan grading in 2001 continue to have a positive impact on the Company's overall loan performance. We believe that as loans with the benefits of higher credit standards and loan grading make up an increasing percentage of our loan portfolio, combined with the effects of the strengthening economy, the overall performance of the loan portfolio will continue to improve compared to prior years. Nevertheless, if the economy slips back into recession, or if the recovery is sluggish, it will negatively impact the loan portfolio, and our liquidity and profitability."

Warehouse Lender
In March 2002, the Company renewed its revolving warehouse facility with Greenwich Capital Financial Products, Inc. for an additional 364-day term through March 2003. The facility allows for maximum borrowings of $100 million during the entire renewed term. The interest rate on the facility is LIBOR plus 2.80%.

Closing of 22nd Securitization
The Company  completed  its 22nd  securitization  in April 2002,  consisting  of approximately $170.4 million in principal balances and the issuance of approximately $121.0 million in Class "A" bonds. The bonds are insured by MBIA. The coupon rate on the Class "A" bonds is 4.16%, the initial deposit into the reserve account was 6.0% and the reserve account maximum is 10.0%. The Company was also required to place in escrow $2.3 million as additional security for existing securitizations.

Going Private Transaction
As previously announced on April 19, 2002, the Company reported court approval of the settlement of derivative and class action litigation filed in Delaware. This litigation, captioned In Re Ugly Duckling Corporation Shareholders Derivative and Class Action, Consol. C.A. No. 18746-NC. , is related to the Company's recently completed going private transaction under which the Company's chairman took the Company private through an amended tender offer and back end merger. On May 10, 2002, an amended notice of appeal was filed by two shareholders, acting pro se, contesting the final court order.

Headquartered in Phoenix, Arizona, Ugly Duckling Corporation is the largest operator of used car dealerships focused exclusively on the sub-prime market. The Company underwrites, finances and services sub-prime contracts generated at its 76 Ugly Duckling dealerships, located in 11 metropolitan areas in eight states.

This press release includes statements that constitute forward-looking statements within the meaning of the safe harbor provisions of the Private and Securities Litigation Reform Act of 1995. We claim the protection of the safe-harbor for our forward-looking statements. Forward-looking statements are often characterized by the words "may," "anticipates," "believes," "estimates," "projects," "expects" or similar expressions and do not reflect historical facts. Forward-looking statements in this press release relate, among other matters, to: economic conditions; anticipated financial results, such as sales, profitability, other revenues and loan portfolios, improvements in underwriting including credit scoring, adequacy of the allowance for credit losses, and improvements in loan performance, including delinquencies and charge offs; the success of cost savings initiatives and restructurings; improvements to the warehouse credit facility; improvements in inventory and inventory mix; continuing to complete securitization transactions; improvements to the business model, including inventory quality, customer service levels and credit solutions provided. Forward looking statements are subject to risks, uncertainties and other factors which may cause our actual results, performance or achievements to be materially different from those expressed or implied by such forward looking statements, some of which we cannot predict or quantify. Factors that could affect our results and cause or contribute to differences from these forward-looking statements include, but are not limited to: any decline in consumer acceptance of our car sales strategies or marketing campaigns; any inability to finance our operations in light of a tight credit market for the sub-prime industry and our current financial circumstances; any deterioration in the used car finance industry or increased competition in the used car sales and finance industry; any inability to monitor and improve our underwriting and collection processes; any changes in estimates and assumptions in, and the ongoing adequacy of, our allowance for credit losses; any inability to continue to reduce operating expenses as a percentage of sales; increases in interest rates; generally maintaining liquidity levels and cash flows sufficient to fund our ongoing operations; the failure to efficiently and profitably manage acquisitions and/or new car dealerships; adverse economic conditions; any material litigation against us or material, unexpected developments in existing litigation; and any new or revised accounting, tax or legal guidance that adversely affect used car sales or financing and developments with respect to the going private transaction. Forward-looking statements speak only as of the date the statement was made. Future events and actual results could differ materially from the forward-looking statements. When considering each forward-looking statement, you should keep in mind the risk factors and cautionary statements found throughout this press release as well as those contained in our Annual Report on Form 10-K and our other filings with the SEC. We are not obligated to publicly update or revise any forward looking statements, whether as a result of new information, future events, or for any other reason. References to Ugly Duckling Corporation as the largest operator of used car dealerships focusing exclusively on the sub-prime market is management's belief based upon the knowledge of the industry and not on any current independent third party study.

                                  ************
                            [Financial Tables Follow]

               UGLY DUCKLING CORPORATION AND SUBSIDIARIES
             Condensed Consolidated Statements of Operations
               Three Months Ended March 31, 2002 and 2001
                (In thousands, except cars sold numbers)
                               (unaudited)

                                              Three Months Ended
                                                    March 31,
                                       -----------------------------------
                                             2002              2001
                                       -----------------  ----------------

Cars Sold                                       15,300            14,851
                                       =================  ================

Total Revenues                          $      175,064     $     164,030
                                       =================  ================

Sales of Used Cars                      $      142,234     $     130,186
Less:
   Cost of Used Cars Sold                       83,017            72,841
   Provision for Credit Losses                  45,367            39,020
                                       -----------------  ----------------
                                                13,850            18,325
                                       -----------------  ----------------
Other Income (Expense):
   Interest Income                              32,830            33,844
   Portfolio Interest Expense                  (6,143)           (8,519)
                                       -----------------  ----------------
      Net Interest Income                       26,687            25,325
                                       -----------------  ----------------

Income before Operating Expenses                40,537            43,650
Operating Expenses:

     Selling and Marketing                       7,613             7,626
     General and Administrative                 25,782            27,438

     Depreciation and Amortization               2,108             2,407
                                       -----------------  ----------------
       Operating Expenses                       35,503            37,471
                                       -----------------  ----------------


Income before Other Interest Expense             5,034             6,179

Other Interest Expense                           2,306             3,091
                                       -----------------  ----------------


Earnings before Income Taxes                     2,728             3,088

Income Taxes                                     1,358             1,266
                                       -----------------  ----------------
Net Earnings                            $        1,370     $       1,822
                                       =================  ================


                   UGLY DUCKLING CORPORATION AND SUBSIDIARIES
             Consolidated Operating Expenses and Related Information
       (In thousands, except dealerships open and used cars sold amounts)

                                                                        Three Months Ended
                                                                            March 31,
                                                               -------------------------------------
                                                                     2002                2001
                                                               ------------------  -----------------
     Retail Operations:
       Selling and Marketing                                       $       7,613       $      7,626
       General and Administrative                                         13,449             14,658
       Depreciation and Amortization                                       1,111              1,326
                                                               ------------------  -----------------
            Retail Expense                                         $      22,173       $     23,610
                                                               ==================  =================
   Per Car Sold:
       Selling and Marketing                                       $         497       $        514
       General and Administrative                                            879                987
       Depreciation and Amortization                                          73                 89
                                                               ------------------  -----------------
          Total                                                    $       1,449       $      1,590
                                                               ==================  =================

   As % of Used Cars Sold Revenue:
       Selling and Marketing                                                5.4%               5.9%
       General and Administrative                                           9.5%              11.3%
       Depreciation and Amortization                                        0.8%               1.1%
                                                               ------------------  -----------------
          Total                                                            15.6%              18.2%
                                                               ==================  =================

     Portfolio Expense:
       General and Administrative                                  $       6,542       $      8,008
       Depreciation and Amortization                                         252                264
                                                               ------------------  -----------------
          Portfolio Expense                                        $       6,794       $      8,272
                                                               ==================  =================

   Average Expense per Month per Loan Serviced                     $       27.00       $      31.33
                                                               ==================  =================
   Annualized Expense as % of  End of Period Managed
       Principal Balances                                                   5.0%               6.2%
                                                               ==================  =================

     Corporate Expense:
       General and Administrative                                  $       5,791       $      4,772
       Depreciation and Amortization                                         745                817
                                                               ------------------  -----------------
          Corporate Expense                                                6,536       $      5,589
                                                               ------------------  -----------------

   Per Car Sold                                                    $         427       $        376
                                                               ==================  =================
   As % of Total Revenues                                                   3.7%               3.4%
                                                               ==================  =================







                          UGLY DUCKLING CORPORATION AND SUBSIDIARIES
                             Condensed Consolidated Balance Sheets
                           (In thousands, except per share amounts)
                                          (unaudited)
                                                                March 31,        December 31,
                                                                   2002              2001
                                                             -----------------  ----------------
ASSETS
Cash and Cash Equivalents                                          $    8,858        $    8,572
Finance Receivables, Net                                              514,329           495,254
Note Receivable from Related Party                                     12,000            12,000
Inventory                                                              39,471            58,618
Property and Equipment, Net                                            30,137            37,739
Goodwill                                                               11,569            11,569
Other Assets                                                           21,032            20,006
Net Assets of Discontinued Operations                                       -             3,899
                                                             -----------------  ----------------
                                                                  $   637,396        $  647,657
                                                             =================  ================
LIABILITIES AND STOCKHOLDERS' EQUITY
Liabilities:
   Accounts Payable                                                $    4,110        $    2,850
   Accrued Expenses and Other Liabilities                              47,336            38,250
   Notes Payable - Portfolio                                          381,208           377,305
   Other Notes Payable                                                 29,753            52,510
   Subordinated Notes Payable                                          28,130            31,259
                                                             -----------------  ----------------
     Total Liabilities                                                490,537           502,174
                                                             -----------------  ----------------
Stockholders' Equity:
     Preferred Stock $.001 par value, 10,000,000 shares

          authorized, none issued and outstanding                           -                 -
     Common Stock $.001 par value, 100,000,000 shares
          authorized, 100 and 18,774,000 issued, respectively,
          and 100 and 12,275,000 outstanding, respectively                  -                19
   Additional Paid-in Capital                                         133,415           173,741
   Retained Earnings                                                   13,444            12,074
   Treasury Stock, at cost                                                  -          (40,351)
                                                             -----------------  ----------------
     Total Stockholders' Equity                                       146,859           145,483
                                                             -----------------  ----------------
                                                                  $   637,396        $  647,657
                                                             =================  ================


                   UGLY DUCKLING CORPORATION AND SUBSIDIARIES
        Finance Receivables and Allowance for Credit Losses Information
                                 (In thousands)
                                  (unaudited)

                                             March 31,           December 31,
                                                2002                 2001
                                          -----------------    ------------------
Contractually Scheduled Payments           $      740,879       $       694,572
Unearned Finance Charges                        (197,037)             (179,873)
                                          -----------------    ------------------
Principal Balances, net                           543,842               514,699
Accrued Interest                                    5,479                 5,824
Loan Origination Costs                              7,281                 6,635
                                          -----------------    ------------------
Loan Receivables                                  556,602               527,158
Investments Held in Trust                          65,327                69,996
Residuals in Finance Receivables Sold                  -                     -
                                          -----------------    ------------------
Finance Receivables                               621,929               597,154
Allowance for Credit Losses                     (107,600)             (101,900)
                                          -----------------    ------------------
Finance Receivables, net                   $      514,329       $       495,254
                                          =================    ==================

                                                    Three Months Ended
                                                        March 31,
Allowance Activity:                             2002                 2001
                                          -----------------    ------------------
Balance, Beginning of Period               $      101,900       $        99,700
Provision for Credit Losses                        45,367                39,020
Other Allowance Activity                               -                     42
Net Charge Offs                                  (39,667)              (36,762)
                                          -----------------    ------------------
Balance, End of Period                     $      107,600       $       102,000
                                          =================    ==================
Allowance as % Ending Principal Balances            19.8%                 19.1%
                                          =================    ==================

Charge off Activity:
Principal Balances                         $     (47,031)       $      (47,156)
Recoveries, Net                                    7,364                 10,394
                                          -----------------    ------------------
Net Charge Offs                            $     (39,667)       $      (36,762)
                                          =================    ==================


                                             March 31,           December 31,
                                                2002                 2001
                                          -----------------    ------------------
Number of Loans Managed                            84,821                82,254
                                          =================    ==================

                                             March 31,           December 31,
Days Delinquent:                                2002                 2001
                                          -----------------    ------------------
Current                                             72.4%                 64.5%
1-30 Days                                           21.9%                 26.2%
31-60 Days                                           3.3%                  5.6%
61-90 Days                                           2.4%                  3.7%
                                          -----------------    ------------------
Total Portfolio                                    100.0%                100.0%
                                          =================    ==================